CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-07415) of Boddie-Noell Properties, Inc. of our report dated January 9, 1998, with respect to the consolidated financial statements and schedule of Boddie-Noell Properties, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.




                              /s/ Ernst & Young LLP


Raleigh, North Carolina
March 23,1998


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